EXHIBIT 32.1

CERTIFICATION

In connection with the Annual Report of Buscar Company (the "Company") on Form 10-K for the year ending March 31, 2016, as filed with the Securities and Exchange Commission (the "Report"), Anastasia Shishova, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

Date: July 15, 2016	By:	/s/ Anastasia Shishova
Anastasia Shishova
CEO and CFO
(Principal Executive, Financial and Accounting Officer)